SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2009

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 491-7750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers

The Company announced the planned retirement of its Senior Vice President and Chief Operations Officer, George H. Carefoot, effective June 30, 2009. Mr. Carefoot was one of the founders and also the initial President and Chief Executive Officer of First National Bank of Polk County, which was one of the original three banks that merged together to form the Holding Company in June 2000. During January 2006 the First National Bank of Polk County was combined with another one of the Company’s subsidiary banks, CenterState Bank of Florida, N.A. in Polk County, which the Company had acquired at the end of 2002, and Mr. Carefoot became the Chairman of the Board of these two combined banks. Subsequent to this combination, Mr. Carefoot then moved to the Holding Company and assumed the role of Chief Operations Officer for the Company. In addition to this role, he was also President of CenterState Shared Services, Inc. which is an equally owned subsidiary of each of the Company’s subsidiary banks, which provides item processing, human resources, credit analysis, data processing and IT related services to each of the Company’s subsidiary banks.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

Effective June 17, 2009, the Company has changed its name from CenterState Banks of Florida, Inc. to CenterState Banks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: June 17, 2009

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